                                                                     EXHIBIT 4.5

                             [FORM OF FACE OF NOTE]

Number                                                               CUSIP

                       TRANSWESTERN PUBLISHING COMPANY LLC
                              TWP CAPITAL CORP. II

                9 5/8% SENIOR SUBORDINATED NOTE DUE 2007 SERIES D


               TransWestern Publishing Company LLC, a Delaware limited partnership (the "Company", which term includes any successor corporation), and TWP Capital Corp. II, a Delaware corporation (jointly and severally, together with the Company, the "Issuers"), for value received promise to pay to or registered assigns the principal sum of ($ ), on November 15, 2007.

               Interest Payment Dates: May 15 and November 15, commencing May 15, 1998

               Record Dates: May 1 and November 1

               This Note shall not be valid or obligatory for any purpose until the certificate of authentication shall have been executed by the Trustee by its manual signature.

               Reference is made to the further provisions of this Security contained herein, which will for all purposes have the same effect as if set forth at this place.

               IN WITNESS WHEREOF, the Issuers have caused this Note to be signed manually or by facsimile by their duly authorized Officers.


                                    TRANSWESTERN PUBLISHING COMPANY LLC

                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:

                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:


                                    TWP CAPITAL CORP. II

                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:

                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:


Certificate of Authentication:

This is one of the 9 5/8% Senior
Subordinated Notes due 2007 Series C
referred to in the within-mentioned
Indenture

Dated:


WILMINGTON TRUST COMPANY, as Trustee

By:
   ------------------------------------
   Authorized Signatory

                                                                  (REVERSE SIDE)


                       TRANSWESTERN PUBLISHING COMPANY LLC
                              TWP CAPITAL CORP. II

                9 5/8% SENIOR SUBORDINATED NOTE DUE 2007 SERIES D

1. INTEREST.

               TRANSWESTERN PUBLISHING COMPANY LLC, a Delaware limited partnership (the "Company"), and TWP Capital Corp. II, a Delaware corporation (together with the Company, the "Issuers"), jointly and severally promise to pay interest on the principal amount of this Note semiannually on May 15 and November 15 of each year (each an "Interest Payment Date"), commencing on May 15, 1999, at the rate of 9 5/8% per annum. Interest will be computed on the basis of a 360-day year of twelve 30-day months. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from November 15, 1998.

               The Issuers shall pay interest on overdue principal, and on overdue premium, if any, and overdue interest, to the extent lawful, at the rate equal to 2% per annum in excess of the rate borne by the Notes.

2. METHOD OF PAYMENT.

               The Issuers will pay interest on this Note provided for in Paragraph 1 above (except defaulted interest) to the person who is the registered Holder of this Note at the close of business on the May 1 or November 1 preceding the Interest Payment Date (whether or not such day is a Business
Day). The Holder must surrender this Note to a Paying Agent to collect principal payments. The Issuers will pay principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts; provided, however, that the Issuers may pay principal, premium, if any, and interest by check payable in such money. They may mail an interest check to the Holder's registered address.

3. PAYING AGENT AND REGISTRAR.

               Initially, Wilmington Trust Company (the "Trustee") will act as Paying Agent and Registrar. The Issuers may change any Paying Agent or Registrar without notice to the Holders of the Notes. Neither the Issuers nor any of their Subsidiaries or Affiliates may act as Paying Agent but may act as Registrar.

4. INDENTURE; RESTRICTIVE COVENANTS.

               The Issuers issued this Note under an Indenture dated as of December 2, 1998 (the "Indenture") among the Issuers, the Guarantors and the Trustee. The terms of this Note include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) as in effect on the date of the Indenture. This Note is subject to all such terms, and the Holder of this Note is referred to the Indenture and said Trust Indenture Act for a statement of them. All capitalized terms in this Note, unless otherwise defined, have the meanings assigned to them by the Indenture.

               The Notes are general unsecured obligations of the Issuers limited to $140,000,000 aggregate principal amount; provided that $100,000,000 of Notes reserved for issuance under the Indenture will be available only in connection with the exchange of Series B Notes for Exchange Notes (as defined in the Registration Rights Agreement (as defined herein)). The Indenture imposes certain restrictions on, among other things, the incurrence of indebtedness, the incurrence of liens and the issuance of capital stock by Subsidiaries of the Issuers, mergers and sale of assets, the payments of dividends on, or the repurchase of, capital stock of the Issuers and their Restricted Subsidiaries, certain other restricted payments by the Issuers and their Restricted Subsidiaries, certain transactions with, and investments in, their affiliates, certain sale and lease-back transactions and a provision regarding change-of-control transactions.

5. SUBORDINATION.

               The Indebtedness evidenced by the Notes is, to the extent and in the manner provided in the Indenture, subordinated and subject in right of payment to the prior payment in full of all Senior Indebtedness as defined in the Indenture, and this Note is issued subject to such provisions. Each Holder of this Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee, on behalf of such Holder, to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (c) appoints the Trustee attorney-in-fact of such Holder for such purpose; provided, however, that the Indebtedness evidenced by this Note shall cease to be so subordinate and subject in right of payment upon any defeasance of this Note referred to in Paragraph 18 below.

6. OPTIONAL REDEMPTION.

               The Issuers, at their option, may redeem the Notes, in whole or in part, at any time on or after November 15, 2002 upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount), set forth below, together, in each case, with accrued and unpaid interest to the Redemption Date, if redeemed during the twelve month period beginning on November 15 of each year listed below:

        Year                                              Redemption Price
        ----                                              ----------------
        2002.............................................     104.813%
        2003.............................................     103.208%
        2004.............................................     101.604%
        2005 and thereafter..............................     100.000%

               Notwithstanding the foregoing, the Issuers may redeem in the aggregate up to 35% of the original principal amount of Notes at any time and from time to time prior to November 15, 2000 at a redemption price equal to 109.625% of the aggregate principal amount so redeemed, plus accrued interest to the Redemption Date out of the Net Proceeds of one or more Public Equity Offerings; provided that at least 65% of the original principal amount of Notes (including any Exchange Notes) remain outstanding immediately after the occurrence of any such redemption and that any such redemption occurs within 90 days following the closing of any such Public Equity Offering.

7. NOTICE OF REDEMPTION.

               Notice of redemption will be mailed via first class mail at least 30 days but not more than 60 days prior to the redemption date to each Holder of Notes to be redeemed at its registered address as it shall appear on the register of the Notes maintained by the Registrar. On and after any Redemption Date, interest will cease to accrue on the Notes or portions thereof called for redemption unless the Issuers shall fail to redeem any such Note.

8. OFFERS TO PURCHASE.

               The Indenture requires that certain proceeds from Asset Sales be used, subject to further limitations contained therein, to make an offer to purchase certain amounts of Notes in accordance with the procedures set forth in the Indenture. The Issuers are also required to make an offer to purchase Notes upon the occurrence of a Change of Control in accordance with procedures set forth in the Indenture.


9. DENOMINATIONS, TRANSFER, EXCHANGE.

               The Notes are in registered form without coupons in denominations of $1,000 and integral multiples thereof. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Note selected for redemption or register the transfer of or exchange any Note for a period of 15 days before the mailing of notice of redemption of Notes to be redeemed or any Note after it is called for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

10. PERSONS DEEMED OWNERS.

               The registered Holder of this Note may be treated as the owner of it for all purposes.

11. UNCLAIMED MONEY.

               If money for the payment of principal, premium or interest on any Note remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Issuers at their written request. After that, Holders entitled to money must look to the Issuers for payment as general creditors unless an "abandoned property" law designates another person.

12. AMENDMENT, SUPPLEMENT AND WAIVER.

               Subject to certain exceptions, the Indenture or the Notes may be modified, amended or supplemented by the Issuers, the Guarantors and the Trustee with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding and any existing default or compliance with any provision may be waived in a particular instance with the consent of the Holders of a majority in principal amount of the Notes then outstanding. Without the consent of Holders, the Issuers, the Guarantors and the Trustee may amend the Indenture or the Notes or supplement the Indenture for certain specified purposes including providing for uncertificated Notes in addition to certificated Notes, and curing any ambiguity, defect or inconsistency, or making any other change that does not materially and adversely affect the rights of any Holder.

13. SUCCESSOR ENTITY.

               When a successor corporation assumes all the obligations of its predecessor under the Notes and the Indenture and immediately before and thereafter no Default exists and certain other conditions are satisfied, the predecessor corporation will be released from those obligations.

14. DEFAULTS AND REMEDIES.

               Events of Default are set forth in the Indenture. If an Event of Default (other than an Event of Default pursuant to Section 6.01(6) or (7) of the Indenture with respect to either of the Issuers) occurs and is continuing, the Trustee by notice to the Issuers, or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding, may de-clare to be immediately due and payable the entire principal amount of all the Notes then outstanding plus accrued but unpaid interest to the date of acceleration and (i) such amounts shall become immediately due and payable or
(ii) if there are any amounts outstanding under or in respect of the Senior Credit Facility, such amounts shall become due and payable upon the first to occur of an acceleration of amounts outstanding under or in respect of the Senior Credit Facility or five Business Days after receipt by the Company and the Representative of notice of the acceleration of the Notes; provided, however, that after such acceleration but before judgment or decree based on such acceleration is obtained by the Trustee, the Holders of a majority in aggregate principal amount of the outstanding Notes may, under certain circumstances, rescind and annul such acceleration and its consequences if all existing Events of Default, other than the nonpayment of principal, premium or interest that has become due solely because of the acceleration, have been cured or waived and if the rescission would not conflict with any judgment or decree. No such rescission shall affect any subsequent Default or impair any right consequent thereto. In case an Event of Default specified in Section 6.01(6) or
(7) of the Indenture with respect to either of the Issuers occurs, such principal amount, together with premium, if any, and interest with respect to all of the Notes, shall be due and payable immediately without any declaration or other act on the part of the Trustee or the Holders of the Notes.

15. TRUSTEE DEALINGS WITH THE ISSUERS

               The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuers, any Guarantor or their Affiliates, and may otherwise deal with the Issuers any Guarantor or their Affiliates, as if it were not Trustee.

16. NO RECOURSE AGAINST OTHERS.

               As more fully described in the Indenture, a director, officer, employee or stockholder, as such, of the Issuers or any Guarantor shall not have any liability for any obligations of the Issuers or any Guarantor under the Notes or the Indenture or for any claim based on, in respect or by reason of, such obligations or their creation. The Holder of this Note by accepting this Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of this Note.

17. DEFEASANCE AND COVENANT DEFEASANCE.

               The Indenture contains provisions for defeasance of the entire indebtedness on this Note and for defeasance of certain covenants in the Indenture upon compliance by the Issuers with certain conditions set forth in the Indenture.

18. ABBREVIATIONS.

               Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (Uniform Gifts to Minors
Act).

19. CUSIP NUMBERS.

               Pursuant to a recommendation promulgated by the Committee on Uniform Note Identification Procedures, the Issuers have caused CUSIP Numbers to be printed on the Notes and have directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders of the Notes. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

20. GOVERNING LAW.

               THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE.

               THE ISSUERS WILL FURNISH TO ANY HOLDER OF A NOTE UPON WRITTEN REQUEST AND WITHOUT CHARGE A COPY OF THE INDENTURE. REQUESTS MAY BE MADE TO:
TRANSWESTERN PUBLISHING COMPANY LLC, 8344 Clairemont Mesa Boulevard, San Diego, California 92111, Attention: Executive Vice President - Chief Financial Officer.

21. GUARANTEES BY SUBSIDIARIES.

               The Notes will be entitled to the benefits of certain Guarantees by subsidiaries made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.

                                   ASSIGNMENT


I or we assign and transfer this Note to:

             (Insert assignee's social security or tax I.D. number)

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             (Print or type name, address and zip code of assignee)

and irrevocably appoint:

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Agent to transfer this Note on the books of the Company. The Agent may substitute another to act for him.

Date:                       Your Signature:
      --------------                       -------------------------------------
                                           (Sign exactly as your name appears
                                           on the other side of this Note)


                            Signature Guarantee:
                                                 -------------------------------

                       OPTION OF HOLDER TO ELECT PURCHASE


               If you want to elect to have all or any part of this Note purchased by the Company pursuant to Section 4.10 or Section 4.19 of the Indenture, check the appropriate box:

               [ ] Section 4.10           [ ] Section 4.19

               If you want to have only part of the Note purchased by the pursuant to Section 4.10 or Section 4.19 of the Indenture, state the amount you elect to have purchased:

$
  ------------------------

Date:                       Your Signature:
      --------------                       -------------------------------------
                                           (Sign exactly as your name appears
                                           on the other side of this Note)


-------------------------------
Signature Guaranteed

                               [FORM OF GUARANTEE]

               The undersigned (the "Guarantor") hereby unconditionally guarantees, on a senior subordinated basis, jointly and severally with all other guarantors under the Indenture dated as of December 2, 1998 by and among TransWestern Publishing Company LLC, a Delaware limited partnership (the "Company"), TWP Capital Corp. II, a Delaware corporation ("Capital" and, together with the Company, the "Issuers"), the Guarantors named therein and Wilmington Trust Company, as trustee (as amended, restated or supplemented from time to time, the "Indenture"), to the extent set forth in the Indenture and subject to the provisions of the Indenture, (a) the due and punctual payment of the principal of and premium, if any, and interest on the Notes, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on overdue principal of, and premium, if any, and interest on the Notes, to the extent lawful, and the due and punctual performance of all other obligations of the Issuers to the Noteholders or the Trustee, all in accordance with the terms set forth in Article 10 of the Indenture, and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

               The obligations of the Guarantor to the Noteholders and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in
Article 10 of the Indenture and reference is hereby made to the Indenture for the precise terms and limitations of this Guarantee.

                                       Guarantor

                                       By:
                                           -------------------------------------
                                           Name:
                                           Title: